Exhibit 23.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 18, 2024, with respect to the consolidated financial statements of Cheetah Net Supply Chain Service Inc. and its subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Assentsure PAC

Singapore

August 28, 2024